Exhibit 10.1

LOAN AGREEMENT

This Loan Agreement (“Agreement”) is entered into as of this 22nd day of December, 2015, by and between AMERICAN FARMLAND COMPANY L.P., a Delaware limited partnership, (“Borrower”), whose address is 10 East 53rd Street, New York, New York 10022 and RUTLEDGE INVESTMENT COMPANY, a Tennessee corporation, (“Lender”), whose address, for purposes of this Agreement, is 5160 Sanderlin Avenue, Suite One, Memphis, Tennessee 38117.

In connection with the funding and administration of the Loan, the parties hereto agree as follows:

ARTICLE 1.  DEFINITIONS

The following terms as used in this Agreement or in the other Loan Documents shall have the following meanings:

1.1.Appraisals.  Uniform agricultural appraisal reports on each of the Properties acceptable to Lender in its sole discretion.

1.2.Appraised Value.  The combined total value of the Properties as established by the Appraisals.

1.3.Assignments of Leases.  The Assignments of Contracts, Rents, Agreements and Leases of even date herewith, executed by Owners in favor of Lender on the Properties.

1.4.Business Day.  Any day that is not a Saturday, Sunday or banking holiday in the State.

1.5.Costs.  All fees, charges, costs and expenses of any nature whatsoever incurred at any time and from time to time (whether before or after a Default) by Lender in making, funding, administering or modifying the Loan, in negotiating or entering into any “workout” of the Loan, or in exercising or enforcing any rights, powers and remedies provided in the Loan Documents, including reasonable attorneys’ fees, court costs, receiver’s fees, management fees and costs incurred in the repair, maintenance and operation of, or taking possession of, or selling, the Properties.

1.6.Debt to Asset Ratio. Total borrowings divided by total assets, all determined in accordance with GAAP as derived from the latest audited financial statements of the Borrower. Before finalizing the Ratio, the total assets shall be adjusted by substituting the net book value of the investment in real estate determined in accordance with GAAP with the aggregate appraised value of all the real estate owned by the Borrower. For the avoidance of doubt, total borrowings exclude on the date of calculation any unused or undrawn portion of any credit facilities.

1.7. Default Rate.  A rate equal to the highest rate of interest allowed by Law.

1.8.Environmental Due Diligence.  Environmental due diligence for the Properties acceptable to Lender, which may include, at Lender’s discretion, phase I environmental site assessments.

1.9.Event of Default.  The occurrence of any of the events described in Section 7 of this Agreement.

1.10.GAAP. Generally accepted accounting principles.

1.11.Governmental Authority.  Any governmental or quasi-governmental entity, including any court, department, commission, board, bureau, agency, administration, service, district or other instrumentality of any governmental entity.

1.12.Indemnity Agreements.  The Environmental Indemnity Agreements of even date herewith, signed by Borrower and the Owners in favor of Lender.

1.13.Laws.  All federal, state and local laws, statutes, rules, ordinances, regulations, codes, licenses, authorizations, decisions, injunctions, interpretations, orders or decrees of any court or other Governmental Authority having jurisdiction over the Properties, as may be in effect from time to time.

1.14.Leases.  All leases and other similar agreements, whether now existing or hereafter entered into, for the Properties, including all lease guaranties related thereto, as the same may be amended or modified from time to time.

1.15.Loan.  The revolving credit loan in the amount of $15,000,000.00, as evidenced by the Note, provided the amounts advanced from time to time shall not exceed fifty percent (50%) of the Appraised Value of the Properties, as determined by Lender based upon the Appraisals.  The terms of the Loan are provided for herein and in the Note and the other Loan Documents.

1.16.Loan Documents.  The Note, the Mortgages, the Assignments of Leases, the Indemnity Agreements, this Agreement and any other documents or instruments evidencing or securing the Loan.

1.17.Loan Proceeds.  Funds disbursed or to be disbursed under the Note pursuant to this Agreement.

1.18.Mortgages.  The Revolving Credit Deeds of Trust, Assignments of Rents, Security Agreements and Fixture Filings of even date herewith from Owners to Lender encumbering the Properties and securing repayment of the Obligations.

1.19.Note.  The Revolving Credit Promissory Note of even date herewith, from Borrower to Lender in the principal amount of $15,000,000.00.

1.20.Obligations.  All present and future debts, obligations and liabilities of Borrower and Owners to Lender arising pursuant to, or on account of, the provisions of this Agreement, the Note or any of the other Loan Documents, including the obligations: (a) to pay all principal, interest, late charges, and other amounts due at any time under the Note; (b) to pay all expenses, indemnification payments, fees and other amounts due at any time under the Loan Documents, together with interest as provided in the Loan Documents; and (c) to perform, observe and comply with all of the terms, covenants and conditions, expressed or implied, which Borrower and Owners are required to perform, observe or comply with pursuant to the terms of the Loan Documents.

1.21.Owners.  Shortridge Farms (CA) LLC, a Delaware limited liability company, Warren (CA) LLC, a Delaware limited liability company and Hoover (CA) LLC, a Delaware limited liability company.

1.22.Person.  An individual, a corporation, a partnership, a joint venture, a limited liability company, a trust, an unincorporated association, any Governmental Authority or any other entity.

1.23.Properties.  The agricultural farmland owned by the Owners, as more particularly described in the Mortgages and including without limitation, all of the estate, right, title and interest of the Owners into the farmland described in the Mortgages, together with all buildings, structures, and improvements of every nature whatsoever now or hereafter situated thereon.

1.24.State.  The State of Tennessee.

1.25.Title Insurance Agent.  Fidelity National Title Group

Contact Information:6060 Poplar Avenue, Suite LL37

Memphis, Tennessee  38119

Attn:  Tonya Catlin

Telephone: (901) 786-6016

Fax:  (901) 821-0400

Email:   tonya.catlin@fntg.com

1.26.Title Insurance Commitments.  American Land Title Association (“ALTA”) mortgagee’s title insurance commitments to be issued by the Title Insurance Company on the Properties in such form as is acceptable to Lender.

1.27.Title Insurance Company.  Fidelity National Title Group.

1.28.Title Insurance Policies.  ALTA mortgagee’s title insurance policies to be issued by the Title Insurance Company in the amount of the Note showing fee simple title to the Properties to be vested in the Owners and insuring the Mortgages as first liens on the Properties, subject only to exceptions permitted by Lender, and otherwise in form and substance acceptable to Lender including endorsements thereto.

ARTICLE 2.  WARRANTIES AND REPRESENTATIONS

In consideration for Lender committing to fund the Loan, Borrower hereby represents and warrants to Lender, as follows:

2.1.Purpose of Loan.  The Loan shall be used for working capital purposes, acquisition costs for additional farmland and such other corporate purposes utilized by Borrower in its business.  The Loan is for commercial purposes.

2.2.Pending Suits.  To Borrower’s knowledge, there are no suits, judgments, bankruptcies or executions pending or threatened against Borrower, Owners or the Properties which, if decided adversely to Borrower, Owners or the Properties, would materially and adversely affect the financial condition of Borrower, Owners or the Properties.

2.3.Financial Statements.  The Financial Statements delivered by Borrower to  Lender are true and correct in all material respects, fairly present the respective financial condition of the subject thereof as of the respective dates thereof, no material adverse change has occurred in the financial condition reflected therein since the respective dates thereof, and no additional borrowings have been made by Borrower since the date thereof other than the borrowing contemplated hereby or other borrowing approved by Lender.

2.4.No Mechanic’s or Materialmen’s Liens.  Neither Borrower nor Owners have, as of the date hereof, permitted any work at the Properties or the delivery of any materials to the Properties which could give rise to a lien on the Properties.

2.5.No Violation of Other Agreements.  The consummation of the transactions contemplated by this Agreement and the performance of this Agreement and the other Loan Documents will not result in any breach of, or constitute an Event of Default under, the Borrower’s or Owners’ organizational documents or any other material instrument or agreement to which Borrower or Owners are a party or by which they may be bound or affected.

2.6.Leases.  All existing Leases are in full force and effect and, to Borrower’s knowledge, no default exists under the Leases as of the date hereof.

ARTICLE 3.  THE LOAN

3.1.Use and Purposes.  Borrower agrees to borrow from Lender and Lender agrees to lend to Borrower the Loan Proceeds, such Loan Proceeds to be subject to all of the terms, provisions and conditions of this Agreement.  The Loan is a revolving line of credit and the outstanding principal balance of the Loan may, from time to time, increase or decrease and may be repaid and re-borrowed as provided in the Note, but shall never, at any one time, exceed the principal sum of $15,000,000.00.  Borrower’s right to re-borrow expires the earlier of an Event of Default under any of the Loan Documents or January 1, 2021 (“Maturity Date”).

3.2.Advances Secured by Loan Documents.  All disbursements, advances or payments made by Lender hereunder, from time to time, and any amounts expended by Lender under this Agreement or the other Loan Documents, and all other loan expenses, including reasonable attorneys fees, as and when advanced or incurred, will be deemed to be a part of the Obligations and as such will be secured by the Loan Documents to the same extent and effect as if the terms and provisions of this Agreement were set forth therein.

ARTICLE 4.  CONDITIONS TO DISBURSEMENT OF LOAN PROCEEDS

Unless otherwise agreed by Lender in writing, Lender will not be obligated to close the Loan and disburse any Loan Proceeds unless and until the following conditions have been satisfied (all in a manner acceptable to Lender):

4.1.Loan Documents.  Borrower shall have furnished or delivered to Lender, in form and substance acceptable to Lender, the Loan Documents executed by Borrower and Owners, as applicable.

4.2.Closing Costs.  Borrower shall have paid all reasonable Costs incurred by Lender in connection with the Loan, including the reasonable fees of counsel for the Lender.

4.3.Financial Statements.  Borrower shall have delivered to Lender current financial statements for Borrower certified to be true, correct and complete.  Said financial statements must be current within the last twelve (12) months.

4.4.Title Policies.  Borrower shall have procured commitments for the issuance of the Title Insurance Policies, in a form acceptable to Lender.

4.5.Insurance.  Borrower shall have furnished to Lender evidence, either in the form of duplicate policies, binders or certificates, acceptable to Lender (identifying each insurance policy, name of insurer, amount of coverage, deductible provisions and expiration date) that Borrower has purchased, and has in full force and effect as required by Lender and the Loan Documents.

4.6.Appraisals.  Lender shall have obtained the Appraisals, which are satisfactory to Lender in amount, form and substance.  Borrower shall pay for the cost of the Appraisals.

4.7.Organizational Documents.  Lender shall be provided with a copy of Borrower’s and Owners’ organizational documents and evidence of authority to sign this Agreement and the other Loan Documents.

4.8.Environmental Due Diligence.  Lender shall be provided with such Environmental Due Diligence for the Property as Lender may require, to be in form and content acceptable to Lender.  All reports shall be addressed to Lender.    Borrower shall pay for the cost of the Environmental Due Diligence.

4.9.Opinion of Counsel.  Borrower shall provide Lender with an opinion from counsel to Borrower and Owners, in such form and content as reasonably required by Lender.

4.10.Leases. Lender shall have received and approved executed copies of the Leases.

4.11.Commitment Fee.  Payment of the commitment fee to Lender in the amount of $37,500.00.

ARTICLE 5.  COLLATERAL FOR THE LOAN

The Obligations shall be secured by a first priority lien on the Properties and, as evidenced by the Loan Documents.

ARTICLE 6.  COVENANTS AND AGREEMENTS

Borrower covenants and agrees with Lender as follows:

6.1.Costs.  Borrower will pay all reasonable Costs required to satisfy the conditions of this Agreement, including, but not limited to, all taxes and recording expenses, Lender’s attorneys fees, surveys, appraisals, title insurance, title updates, real estate taxes, and insurance policies.

6.2.Inspections.  Borrower will permit Lender and its representatives to enter upon the Properties at all reasonable times and upon reasonable notice to inspect the Properties and to examine all records which relate to the ownership and operation of the Properties and will cooperate, and cause Borrower’s manager, if applicable, to cooperate with Lender in such inspections.

6.3.Brokers.  Borrower will indemnify and hold harmless Lender from and against all claims of brokers and agents arising by reason of the execution of this Agreement or the consummation of the transactions contemplated hereby.

6.4.Advances to Cure Default.  In the event that Borrower fails to perform any of Borrower’s covenants or agreements under this Agreement, and fails to commence a cure of such failure within ten (10) days after written notice from Lender specifying the failure and the action required to cure same, Lender may, but shall not be required to, perform any or all of such covenants and agreements, and any amounts expended by Lender in so doing will be deemed to be a part of the Obligations under this Agreement and under the Loan Documents.

6.5.Compliance with Laws.  The Properties shall be owned and operated in all material respects in accordance with all applicable Laws, including, without limitation, all zoning, land use, code, setback and other applicable regulations and restrictions.

6.6.Books and Records; Financial Statements; Tax Returns.  Borrower will keep and maintain full and accurate books and records administered in accordance with sound accounting principles, consistently applied, showing in detail the earnings and expenses of the Properties and Borrower shall permit Lender and Lender’s representatives, to examine such books and records (regardless of where maintained) and all supporting data and to make copies therefrom at all reasonable times upon reasonable notice and as often as may be requested by Lender.  Borrower will furnish to Lender company prepared financial statements within thirty (30) days after each quarter end. In addition, Borrower will furnish to Lender annual CPA audited financial statements, together with operating statements for the Properties, to include an updated rent roll, a copy of the filed income tax return for Borrower each year during the term of the Loan (within ten (10) days of filing) and such other financial statements and information as Lender may reasonably request from time to time.  All financial statements shall be in form satisfactory to Lender and shall be due on May 1 of each year until the Obligations have been paid in full.

6.7.Estoppel Certificates.  Within twenty (20) days after any request by Lender, Borrower shall certify in writing to Lender, the then unpaid balance of the Loan and whether Borrower claims any right of defense or setoff to the payment or performance of any of the Obligations, and if Borrower claims any such right of defense or setoff, Borrower shall give a detailed written description of such claimed right.

6.8.Notification by Borrower.  Borrower will promptly give written notice to Lender of (i) the occurrence of any Event of Default, and (ii) any claim by Borrower of a default by any other party under any Lease.

6.9.Indemnification by Borrower.  Borrower agrees to indemnify Lender and to hold Lender harmless from and against, and to defend Lender by counsel approved by Lender against, any and all claims directly or indirectly arising out of or resulting from any transaction, act, omission, event or circumstance in any way connected with the Properties or the Obligations (a “Claim”), including any Claim arising out of or resulting from (a) any failure by Borrower to comply with the requirements of any Laws or to comply with any agreement that applies to the Properties; (b) any failure by Borrower to observe and perform any of the obligations imposed upon the landlord under the Leases; (c) any other Event of Default hereunder or under any of the other Loan Documents; or (d) any assertion or allegation that Lender is liable for any act or omission of Borrower or any other Person in connection with the ownership, development, financing, leasing, operation or sale of the Properties; provided, however, that Borrower shall not be obligated to indemnify Lender with respect to any Claim arising solely from the negligence or willful misconduct of Lender.  The agreements and indemnifications contained in this Section shall apply to Claims arising both before and after the repayment of the Loan and shall survive the repayment of the Loan, any foreclosure or deed, assignment or conveyance in lieu thereof and any other action by Lender to enforce the rights and remedies of Lender hereunder or under the other Loan Documents, except for acts or omissions of Lender after taking possession of the Property pursuant to its remedies under the Loan Documents.

6.10.Appraisals.  Borrower shall furnish updated Appraisals of the Properties to Lender on an annual basis, at Borrower’s expense, and which shall be addressed to Lender.

6.11.Non-Usage Fee.  Borrower shall pay to Lender an unused line of credit fee equal to one quarter of one percent per annum (.25%) of the Loan amount ($37,500.00) minus the average outstanding principal balance of the Loan of the prior three (3) month period which fee shall be assessed on the first day of each calendar quarter hereafter until the Loan has been paid in full.

6.12.Financial Covenant. Borrower shall maintain during the term of the Loan, Debt to Asset Ratio of forty percent (40%) or less. The foregoing covenant shall be tested annually using the results of the Annual Audit.

ARTICLE 7.  EVENT OF DEFAULT

7.1.Event of Default by Borrower and /or Owners.  The occurrence of any one or more of the following shall constitute an “Event of Default” as such term is used herein:

(a)A failure to pay amounts when due under the Note or the other Loan Documents within five (5) days of when due;

(b)Any representation, warranty or statement made by Borrower in this Agreement, the other Loan Documents or any other instrument now or hereafter evidencing, securing or in any manner relating to the Loan proves untrue in any material respect;

(c)Failure of Borrower to comply in all material respects with any of the terms and conditions of this Agreement, or the other Loan Documents, which failure is not cured within thirty (30) days following written notice from Lender; provided, however, if within such 30 day period Borrower has made a good faith effort to comply with such terms and conditions but the failure to complete the same cannot reasonably be cured within such 30 day period, then, provided such efforts continue, and it reasonably appears that they will be successful, then the time to cure such Event of Default shall be extended by a reasonable time not to exceed sixty (60) additional days (subject to Excusable Delays);

(d)Failure of Owners to comply in all material respects with any of the terms and conditions of the Loan Documents; provided, however, if within such 30 day period Owners have made a good faith effort to comply with such terms and conditions but the failure to complete the same cannot reasonably be cured within such 30 day period, then, provided such efforts continue, and it reasonably appears that they will be successful, then the time to cure such Event of Default shall be extended by such reasonable time not to exceed sixty (60) additional days (subject to Excusable Delays);

(e)Borrower or Owners fail to pay any indebtedness (other than the Loan) owed by Borrower or Owners to Lender when and as due and payable (whether by acceleration or otherwise);

(f)If Borrower or Owners file a voluntary petition in bankruptcy or is adjudicated a bankrupt or insolvent, or files any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or Law, makes an assignment for the benefit of creditors, or seek or consent to or acquiesces in the appointment of any trustee, receiver or liquidator for Borrower or Owners for all or any substantial part of their properties or of the Properties;

(g)If within ninety (90) days after the commencement of any proceeding against Borrower or Owners seeking any reorganization, arrangement, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or Law, such proceeding is not dismissed, or if, within ninety (90) days after the appointment, without the consent or acquiescence of Borrower of any trustee, receiver or liquidator for Borrower or Owners for all or any substantial part of their properties or of the Properties;

(h)If a third party obtains a judgment not covered or satisfied by insurance against Borrower, Owners or the Properties, which (a) materially and adversely impacts the obligations of the Borrower under the Loan, and (b) is not vacated and released within thirty (30) days at the date of such judgment.

The occurrence of an Event of Default under any other Loan Document shall be deemed an Event of Default under all other Loan Documents.

7.2.Lender’s Remedies in the Default.  Upon the occurrence of any Event of Default, Lender, in addition to all remedies conferred upon Lender by Law or equity, and by the terms of the Loan Documents, may, in its sole discretion, pursue any one or more of the following remedies concurrently or successively, it being the intent hereof that none of such remedies shall be to the exclusion of any other:

(a)Take possession of the Properties and operate the Properties and do anything in its sole judgment to fulfill the obligations of Borrower hereunder, any expense incurred by Lender being deemed to be part of the Obligations, including either the right to avail itself of or procure performance of existing contracts or Leases, under the assignment to Lender or otherwise, or let any contracts with the same vendors or others.  Without restricting the generality of the foregoing and for purposes aforesaid, Borrower hereby appoints and constitutes Lender its lawful attorney-in-fact with full power of substitution in the Properties to operate the Properties in the name of Borrower; to use funds remaining under this Agreement or which may be reserved, or escrowed or set aside for any purpose hereunder at any time to operate the Properties; it being understood and agreed that this power of attorney shall be a power coupled with an interest and cannot be revoked;

(b)Lender may apply to any court of competent jurisdiction for, and obtain appointment of, a receiver for the Properties;

(c)Lender may set off the amounts due Lender under the Loan Documents against any and all accounts, credits, money, securities or other property of Borrower now or hereafter on deposit with, held by or in the possession of Lender to the credit or for the account of Borrower, without notice to or the consent of Borrower;

(d)Borrower shall not be relieved of any of the Obligations by reason of the failure of Lender to comply with any request of Borrower or of any other Person to take action to foreclose on the Properties under the Loan Documents or otherwise to enforce any provision of the Loan Documents, or by reason of the release, regardless of consideration, of all or any part of the Properties.  No delay or omission of Lender to exercise any right, power or remedy accruing upon the happening of an Event of Default shall impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default or any acquiescence therein.  No remedy available to Lender under the Loan Documents or otherwise, is intended to be exclusive of any other remedies provided for in the Loan Documents, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder, or under the Loan Documents, or now or hereafter existing at Law or in equity.  Every right, power and remedy given by the Loan Documents to Lender shall be concurrent and may be pursued separately, successively or together against Borrower, Owners or the Properties or any part thereof, and every right, power and remedy given by the Loan Documents may be exercised from time to time as often as may be deemed expedient by Lender;

(e)Withhold further disbursement of the Loan Proceeds;

(f)Declare the entire balance of the Obligations, without demand or notice of any kind (which are hereby expressly waived) to be due and payable at once and, in such event, such Obligations shall become immediately due and payable;

(g)Pursue such other remedies as may be available to Lender at Law or equity.

ARTICLE 8.  GENERAL COVENANTS

8.1.No Assignments by Borrower.  This Agreement may not be assigned by Borrower without the prior written consent of Lender.  Borrower will remain liable for payment of all sums advanced hereunder before and after such assignment.

8.2.Assignment by Lender.  This Agreement, the Loan Documents and any other instrument now or hereafter evidencing, securing or in any manner affecting the Loan may be endorsed, assigned and transferred in whole or in part by Lender, and any such holder and assignee of the same will succeed to and be possessed of the rights of Lender under all of the same to the extent transferred and assigned.

8.3.Interest Not to Exceed Maximum Allowed by Law.  If from any circumstances whatsoever, by reason of acceleration or otherwise, the fulfillment of any provision of this Agreement or any other Loan Document involves transcending the limit of validity prescribed by any applicable usury statute or any other applicable Law, with regard to obligations of like character and amount, then the obligations to be fulfilled will be reduced to the limit of such validity as provided in such statute or Law, so that in no event shall any payment of interest or other like charges be possible under this Agreement or the other Loan Documents in excess of the limit of such validity.

8.4.Time of the Essence.  Time is of the essence of this Agreement.

8.5.No Agency.  Lender is not the agent or representative of Borrower, and Borrower is not the agent or representative of Lender, and nothing in this Agreement will be construed to make Lender liable to anyone for goods delivered or services performed upon the Properties or for debts or claims accruing against Borrower.

8.6.No Partnership or Joint Venture.  Neither anything contained herein nor the acts of the parties hereto will be construed to create a partnership or joint venture between Borrower and Lender.

8.7.No Third Party Beneficiaries.  All conditions to the obligations of Lender to make advances hereunder are imposed solely and exclusively for the benefit of Lender and its assigns and no other person will have standing to require satisfaction of such conditions or be entitled to assume that Lender will not make disbursements in the absence of strict compliance with any or all thereof and no other person, under any circumstances, will be deemed to be beneficiary of such conditions, any or all of which may be waived in whole or in part by  Lender at any time if Lender in its sole discretion deems it advisable to do so.

8.8.Waiver.  No delay or omission by Lender to exercise any right or power arising from any Event of Default will impair any such right or power or be considered to be a waiver of any such Event of Default or any acquiescence therein nor shall the action or nonaction of Lender in case of an Event of Default on the part of Borrower impair any right or power arising therefrom.  No disbursement of the Loan hereunder shall constitute a waiver of any of the conditions to Lender’s obligation to make further disbursements nor, in the event Borrower is unable to satisfy any such condition, shall any such disbursement have the effect of precluding Lender from thereafter declaring such inability to be an Event of Default as hereinabove provided.

8.9.Notices.  All notices, requests, demands and other communications required or permitted to be given hereunder will be sufficiently given if in writing and delivered in person or sent by United States certified mail, return receipt requested, postage prepaid, to the party being given such notice at the appropriate address set forth in the first paragraph of this Agreement, or to such other address as either party may give to the other in writing for such purpose.  All such notices, requests, demands and other communications, if so mailed, will be deemed to be given when so mailed.

8.10.Partial Invalidity.  In the event any one or more of the provisions contained in this Agreement shall be for any reason be held to be invalid, illegal or unenforceable in any respect, such validity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been set forth herein.

8.11.Entire Agreement.  This Agreement, the Loan Documents and the other contracts, agreements and instruments described herein contain all of the terms and conditions related to the disbursement of the Loan by Lender and the use of the Loan by Borrower.  This Agreement may not be modified or amended except in writing signed by Borrower and Lender.

8.12.Publicity.  Lender shall not release articles concerning financing of the Properties without the written consent of Borrower.

8.13.WAIVER OF JURY TRIAL.  BORROWER AND LENDER HEREBY JOINTLY AND SEVERALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS INSTRUMENT AND TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS HEREUNDER OR THEREUNDER, ANY COLLATERAL SECURING THE OBLIGATIONS, OR ANY TRANSACTION ARISING THEREFROM OR CONNECTED THERETO. BORROWER AND LENDER EACH REPRESENT TO THE OTHER THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY GIVEN.

8.14.Further Assurances.  Borrower agrees that at any time, and from time to time, after execution and delivery of this Agreement, it shall, upon the request of Lender, execute and deliver such further documents and do such further things as Lender may reasonably request in order to more fully effectuate the purposes of this Agreement.

8.15.Governing Law.  This Agreement shall be governed by and construed in accordance with the Laws of the State of Tennessee.

8.16.Severability.  In the case one or more of the provisions of this Agreement shall be invalid, illegal or unenforceable in any respect, the validity of the remaining provisions shall be in no way affected, prejudiced or disturbed thereby.

8.17.Assignments and Participations.  Lender may sell or offer to sell the Loan or interests therein to one or more assignees or participants.  Borrower shall execute, acknowledge and deliver any and all instruments reasonably requested by Lender in connection therewith, and to the extent, if any, specified in any such assignment or participation, such assignee(s) or participant(s) shall have the same rights and benefits with respect to the Loan Documents as such Person(s) would have if such Person(s) were Lender hereunder.  Lender may disseminate any information it now has or hereafter obtains pertaining to the Loan, including any security for the Loan, any credit or other information on the Properties (including environmental reports and assessments), Borrower, any of Borrower’s principals, to any actual or prospective assignee or participant, to Lender’s affiliates, to any regulatory body having jurisdiction over Lender, to any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Borrower and the Loan, or to any other party as necessary or appropriate in Lender’s reasonable judgment.  Subject to applicable law, Lender shall use reasonable efforts to protect the confidentiality of the terms of the Loan and the financial or other information about Borrower and its affiliates.

8.18.Electronic Transmission of Data.  Lender and Borrower agree that certain data related to the Loan (including confidential information, documents, applications and reports) may be transmitted electronically, including transmission over the Internet to the parties, the parties affiliates, agents and representatives, and other Persons involved with the subject matter of this Agreement.  Borrower acknowledges and agrees that (a) there are risks associated with the use of electronic transmission and that Lender does not control the method of transmittal or service providers, (b) Lender has no obligation or responsibility whatsoever and assumes no duty or obligation for the security, receipt or third party interception of any such transmission, and (c) Borrower will release, hold harmless and indemnify Lender from any claim, damage or loss, including that arising in whole or part from Lender’s strict liability or sole, comparative or contributory negligence, which is related to the electronic transmission of data; provided Borrower shall not release or indemnify Lender from and against any claim or damage caused by Lender’s gross negligence or willful misconduct.

8.19.Forum.  Borrower hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the jurisdiction of any state court or any United States federal court sitting in Memphis, Tennessee with respect to any matter or dispute (a “Dispute”) arising in connection with the Loan or the Properties.  Borrower hereby irrevocably waives, to the fullest extent permitted by Law, any objection that Borrower may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum.  Nothing herein shall affect the right of Lender to serve process in any manner permitted by Law or limit the right of Lender to bring proceedings against Borrower in any other court or jurisdiction.

8.20.USA Patriot Act Notice.  Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), Lender is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the Act.

(Remainder of Page Intentionally Left Blank)

EXECUTED ON THE DAY AND YEAR FIRST ABOVE WRITTEN.

BORROWER:

AMERICAN FARMLAND COMPANY L.P., a
Delaware limited partnership

By:	American Farmland Company, a
Maryland corporation, its
General Partner

	By:	/s/ Geoffrey M. Lewis

Geoffrey M. Lewis
Director

LENDER:

RUTLEDGE INVESTMENT COMPANY, a
Tennessee corporation

By:	/s/ Gwin S. Smith

Gwin S. Smith, President